As filed with the Securities and Exchange Commission on May 3, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LaCrosse Footwear, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-1446816 (I.R.S. Employer Identification No.)
17634 NE Airport Way, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
LaCrosse Footwear, Inc.
2001 Non-Employee Director Stock Option Plan,
As Amended and Restated
(Full title of the plan)
David P. Carlson
Executive Vice President and Chief Financial Officer
LaCrosse Footwear, Inc.
17634 NE Airport Way
Portland, Oregon 97230
503-262-0110
(Name, address and telephone number of agent for service)
With a copy to:
Bruce A. Robertson
Garvey Schubert Barer
1191 Second Avenue, 18th Floor
Seattle, Washington 98101-2939
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of	Amount to	offering price	aggregate offering	registration
securities to be registered	be registered (1)	per share (2)	price (2)	fee (2)
Common Stock, $.01 par value per share	100,000	$16.01	$1,601,000	$50.00

(1) This registration statement covers 100,000 shares of the common stock, $.01 par value per share (“Common Stock”), of LaCrosse Footwear, Inc., a Wisconsin corporation (“LaCrosse” or the “Company”), together with associated rights, that may be offered or sold pursuant to the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as Amended and Restated. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate number of shares of Common Stock that may be offered or issued as a result of any reclassification or split up of the Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on May 2, 2007.

REGISTRATION OF ADDITIONAL SECURITIES
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.1

REGISTRATION OF ADDITIONAL SECURITIES
The Company is filing this registration statement on Form S-8 pursuant to General Instruction E to Form S-8 to register 100,000 additional shares of the Common Stock for issuance under the Company’s 2001 Non-Employee Director Stock Option Plan, as Amended and Restated (the “2001 Plan”). 100,000 shares of Common Stock issuable under the 2001 Plan were previously registered pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2003 (No. 333-106607) and 50,000 shares of Common Stock issuable under the 2001 Plan were previously registered pursuant to a Registration Statement on Form S-8 filed with the Commission on June 10, 2005 (No. 333-125712). The contents of these previously filed registration statements are incorporated herein by reference.
EXHIBITS
The following exhibits have been filed (except where otherwise indicated) as part of this registration statement:

Exhibit No.	Exhibit
4.1	LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as Amended and Restated

5.1	Opinion of Garvey Schubert Barer

23.1	Consent of McGladrey & Pullen, LLP

23.2	Consent of Garvey Schubert Barer (contained in Exhibit 5.1)

24.1	Power of Attorney relating to subsequent amendments (included in the signature page to this registration statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on May 1, 2007.

Registrant: LACROSSE FOOTWEAR, INC.
By:	/s/ Joseph P. Schneider
Joseph P. Schneider
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Joseph P. Schneider and David P. Carlson, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

/s/ Joseph P. Schneider Joseph P. Schneider	President, Chief Executive Officer (Principal Executive Officer) and Director	May 1, 2007

/s/ David P. Carlson David P. Carlson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2007

/s/ Richard A. Rosenthal Richard A. Rosenthal	Chairman of the Board and Director	May 1, 2007

Name	Title	Date

/s/ Stephen F. Loughlin Stephen F. Loughlin	Director	May 1, 2007

/s/ Luke E. Sims Luke E. Sims	Director	May 1, 2007

/s/ John D. Whitcombe John D. Whitcombe	Director	May 1, 2007

/s/ William H. Williams William H. Williams	Director	May 1, 2007

/s/ Charles W. Smith Charles W. Smith	Director	May 1, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as Amended and Restated

5.1	Opinion of Garvey Schubert Barer

23.1	Consent of McGladrey & Pullen, LLP

23.2	Consent of Garvey Schubert Barer (included in Exhibit 5.1)

24.1	Power of Attorney relating to subsequent amendments (included in the signature page to this registration statement)

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